UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ORGANICELL REGENERATIVE MEDICINE, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with Preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

ORGANICELL REGENERATIVE MEDICINE, INC.

3321 College Avenue, Suite 246

Davie FL 33314

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that the holders of a majority of the voting rights of Organicell Regenerative Medicine, Inc., a Nevada corporation (“we,” “us,” “our” or the “Company”), represented by the Company’s issued and outstanding shares of Series C Non-Convertible Preferred Stock (the “Majority Voting Stockholders”), pursuant to a written consent in lieu of a meeting of stockholders in accordance with the Nevada General Corporation Law (“NGCL”), approved and authorized an amendment to the Company’s Articles of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock in a ratio of one-for-500.

The reverse stock split will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada in the form annexed as Exhibit A to the accompanying Information Statement, which will not be less than twenty (20) days after the mailing of this Notice and the accompanying Information Statement to stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder and notice of the action by written consent in lieu of a meeting of the Majority Voting Stockholders pursuant to the NGCL. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the corporate actions taken in detail.

Sincerely,

/s/ Harry Leider, M.D.
Harry Leider, M.D. Chief Executive Officer

Dated: October __, 2023

This Information Statement is dated October ___, 2023 and is first being mailed to stockholders of record of Organicell Regenerative Medicine, Inc. on or about October __, 2023.

ORGANICELL REGENERATIVE MEDICINE, INC.

3321 College Avenue, Suite 246

Davie FL 33314

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Organicell Regenerative Medicine, Inc. (“we,” “us,” “our,” or the “Company”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the Nevada General Corporation Law (“NGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ or appraisal rights under the NGCL are afforded to our stockholders as a result of the corporate action described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on September 29, 2023 (the “Record Date”).

OUTSTANDING COMMON STOCK

As of the Record Date, we had issued and outstanding 1,456,696,392 shares of common stock, par value $0.001 per share, such shares constituting all of the Company’s issued and outstanding common stock.

As disclosed in the Information Statement dated August 14, 2023, previously provided to stockholders, on June 6, 2023, the Company’s Board of Directors (the “Board”), at a duly convened meeting, unanimously approved and authorized an amendment to the Company’s Articles of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock in a ratio of up to one-for-300, with the final ratio to be determined by the Company’s Board. Subsequently, the Board, acting by unanimous written consent in lieu of a meeting dated September 27, 2023, determined that it is in the best interests of the Company and its stockholders to increase the reverse stock split ratio from up to one-for-300 to one-for-500, and to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock in such ratio of one-for-500.

In addition, the holders (the “Majority Voting Stockholders”) of our Series C Non-Convertible Preferred Stock (the “Series C Preferred Stock”), acting by written consents in lieu of meetings dated June 6, 2023 and September 27, 2023, approved and authorized the initial up to one-for-300 reverse stock split and the subsequent one-for-500 reverse stock split, respectively. The Series C Preferred Stock entitles the holders thereof to 51.0% of the voting rights of the Company on all matters presented to stockholders for a vote, including the matter set forth herein, regardless of the number of shares of common stock or other voting securities issued and outstanding.

CORPORATE ACTIONS

The corporate action described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein or to receive an agreed or judicially appraised value for their shares.

The Board, by unanimous consent in lieu of a meeting of the Board dated September 27, 2023 and the Majority Voting Stockholders, by written consent in lieu of a meeting of stockholders dated September 27, 2023, approved and authorized an amendment to the Company’s Articles of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock in a ratio of one-for-500.

We will pay the expenses of furnishing this Information Statement to our stockholders, including the cost of preparing, assembling and mailing this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth information with respect to beneficial ownership of outstanding common stock as of the Record Date, by:

●	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s executive officers;

●	each of Company’s directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (“SEC”) rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within sixty (60) days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Organicell Regenerative Medicine, Inc., 3321 College Avenue, Suite 246, Davie FL 33314. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of the common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options or convertible securities held by such persons that are exercisable within 60 days of the Record Date, but excludes shares of common stock underlying options or other convertible securities held by any other person. The number of shares of common stock outstanding as of the Record Date was 1,456,696,392. Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Officers and Directors	Title	Shares	% of Class(1)	% of Voting Power(2)
Harry Leider, M.D.(3)	Chief Executive Officer and Director	10,471,368	*	*
Ian Bothwell(4)	Chief Financial Officer and Director	170,518,726	11.81%	5.79%
Dr. George Shapiro(5)	Chief Medical Officer and Director	78,754,187	5.59%	2.74%
Howard L. Golub, M.D.(6)	Executive Vice President and Chief Science Officer	24,794,521	1.73%	*
Chuck Bretz(7)	Director – Chairman of the Board	1,000,000	*	*
Jerry Glauser(8)	Director	27,666,666	1.97%	*
Leathem Stearn(9)	Director	14,166,667	1.01%	*
Gurvinder Pal Singh(10)	Director	1,000,000	*	*

All officers and directors as a group (8 persons)		328,372,135	22.10%	10.83%

Other 5% or Greater Stockholders
Skycrest Holdings LLC(11)		201,720,710	12.96%	31.85%
Greyt Ventures LLC(12)		200,000,000	12.85%	31.80%
Dr. Bhupendra Kumar Modi(13)		100,000,000	7.11%	3.48%
Albert Mitrani(14)		253,497,990	18.02%	8.83%
Dr. Mari Ines Mitrani(14)		253,497,990	18.02%	8.83%

*	Less than 1%.

(1)	Based on 1,406,696,392 shares of vested common stock outstanding as of the Record Date.
(2)	Based on 1,406,696,392 shares of vested common stock and 100 Series C Preferred Shares outstanding as of the Record Date. The shares of common stock and the Series C Preferred Shares vote together as a single class on all matters presented to stockholders, except as required by Nevada law. Each Series C Preferred Share entitles the holder to 51.0% of the combined voting power of the Company’s capital stock and an aggregate of 51.0% for all 100 Series C Preferred Shares outstanding, notwithstanding the number of shares of common stock outstanding.
(3)	Includes vested warrants to purchase 6,298,630 shares of common stock of the Company under the Plan and warrants to purchase 3,123,288 shares of common stock of the Company under the Plan that vest within sixty (60) days of the date of this Information Statement.
(4)	Includes warrants to purchase 37,500,000 shares of common stock of the Company. Does not include 15,000,000 shares of common stock issued to Mr. Bothwell which vest on December 31, 2023.
(5)	Includes warrants to purchase 3,150,000 shares of common stock of the Company. Does not include 5,000,000 shares of common stock issued to Dr. Shapiro which vest on December 31, 2023.
(6)	Includes vested warrants to purchase 16,575,342 shares of common stock of the Company under the Plan and warrants to purchase 8,219,178 shares of common stock of the Company under the Plan that vest within sixty (60) days of the date of this Information Statement.
(7)	Includes vested warrants to purchase 1,000,000 shares of common stock of the Company.
(8)	Includes vested warrants to purchase 1,000,000 shares of common stock of the Company.
(9)	Includes 12,500,000 shares of common stock held of record by Stearn Enterprises LLC, of which Mr. Stearn is the sole beneficial owner. Includes vested warrants to purchase 1,000,000 shares of common stock of the Company.
(10)	Includes vested warrants to purchase 1,000,000 shares of common stock of the Company.
(11)	812 Meridian Lane, Hollywood FL 33020. Represents 51,720,710 shares of common stock, warrants to purchase 150,000,000 shares of common stock and 50 Series C Preferred Shares held of record by Skycrest Holdings, LLC, of which Louis Birdman is the managing member.
(12)	20533 Biscayne Blvd., Suite 648, Aventura, FL 33180. Represents 50,000,000 shares of common stock, warrants to purchase 150,000,000 shares of common stock and 50 Series C Preferred Shares held of record by Greyt Ventures LLC, of which Ms. Wendy Grey is the sole member and manager.
(13)	6 Marina Boulevard # 63-18, Singapore 018985. Represents 50,000,000 shares of common stock held of record by Beyond 100 FZE and 50,000,000 shares of common stock held of record by Smart Co. Holding Pte. Ltd., each of which Dr. Modi is the sole beneficial owner.
(14)	Albert Mitrani and Dr. Maria Ines Mitrani are husband and wife. Includes 151,790,190 shares of common stock held by Mr. Mitrani and 101,707,800 shares of common stock held by Dr. Mitrani.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “anticipates,” “believes,” “estimates,” “expects,” “hopes” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

DESCRIPTION OF CORPORATE ACTION

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT

The Board and the Majority Stockholders approved and authorized an amendment to the Company’s Articles of Incorporation to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock in a ratio of one-for-500.

The Company believes that implementation of the reverse stock split is desirable because it could improve the marketability and liquidity of our common stock, and assist us in attracting future investment capital. The timing of implementation will be determined by the Board.

Marketability

The Company believes that the increased market price of our common stock expected as a result of implementing the reverse stock split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. The structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse stock split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse stock split will increase the price of our common stock to a level that is attractive to brokerage houses and institutional investors.

Effects of the Reverse Stock Split

Once the reverse stock split is implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio. The reverse stock split will not affect the listing of our common stock on the OTCQB tier of the over-the-counter market maintained by OTC Markets Group, Inc.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the reverse stock split (except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split.

Upon the completion of the reverse stock split, the Company will have additional shares of common stock available for issuance. Although the Company may use the additional authorized shares of common stock in the future to raise additional capital, it has no specific plans, arrangements, or understandings to do so beyond making shares available for issuance pursuant to the conversion of outstanding convertible debt and the exercise of outstanding options and warrants, if applicable.

On the effective date of the reverse stock split, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse split ratio.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

Other Effects

If approved, the reverse split will result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

There is not a requirement that stockholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common stock into which the existing shares of common stock have been converted as a result of the reverse stock split.

Tax Consequences

Stockholders should consult their own tax advisors as to the effect of the reverse split under applicable tax laws.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act we file periodic reports, documents and other information with the SEC. Such reports. documents and other information may be viewed at the SEC’s website at www.sec.gov.

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

EXHIBIT A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Organicell Regenerative Medicine, Inc.

Entity or Nevada Business Identification Number (NVID): NV20111522349

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ________

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51.0%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ________

Jurisdiction of formation: ________

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ________

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article III is hereby amended as further indicated below. (attach additional page(s) if necessary)
6. Signature: (Required)	X ________________ Chief Executive Officer Signature of Officer or Authorized Signer Title X ________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article III of the Corporation's Articles of Incorporation is hereby amended by adding the following language: "Each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation will be subject to a 1-for-[500] reverse stock split, with all fractional shares being rounded up to the nearest whole share. The par value of the shares of common stock will remain $0.001. The reverse stock split (i) will not change the number of authorized shares of common stock or preferred stock and (ii) shall become effective upon the date announced by the Financial Industry Regulatory Authority."

This form must be accompanied by appropriate fees.

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